Exhibit 10.3

GLENGARRY DEVELOPMENTS INC.
2202 - 717 Jervis Street
Vancouver, British Columbia
Canada V6E 4L5

May 31, 2007

Marathon Gold Corp.
6338 North New Braunfels Avenue
Suite 350
San Antonio, Texas 78209

Ladies and Gentlemen:

RE: Declaration of Trust

     Glengarry Developments Inc. holds in trust for Marathon Gold Corp., a 100% undivided interest in the following claim:

Claim	Number of Units	Record Number	Expiration Date
PT1	1	520335	September 22, 2008

     Glengarry Developments Inc. will deliver full title on demand to Marathon Gold Corp. for as long as the claims are in good standing with the Province of British Columbia.

Yours truly,

GLENGARRY DEVELOPMENTS INC.

BY:   GARY MACDONALD
         Gary MacDonald, President